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                          NOTICE OF GUARANTEED DELIVERY
                       FOR SHARES OF BENEFICAL INTEREST OF

                          LIBERTY ALL-STAR EQUITY FUND
                  SUBSCRIBED FOR UNDER THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE
                        (TOGETHER, THE "RIGHTS OFFERING")

Liberty All-Star Equity Fund (the "Fund") issued to its shareholders of record, as of the close of business on June 2, 2004 ("Record Date"), non-transferable rights ("Rights") in the ratio of one Right for each whole share of the Fund's shares of Benefical Interest held on the Record Date, generally entitling the holders thereof to subscribe for new shares (the "Shares") at a rate of one new Share of Benefical Interest of the Fund for each ten Rights held (the "Primary Subscription"), with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). At its discretion, the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering to cover over-subscription requests. The terms and conditions of the Rights Offering are set forth in the Prospectus dated June 3, 2004, which is incorporated into this document by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all Shares subscribed for under the Primary Subscription and the Over-Subscription Privilege. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:
                          EQUISERVE TRUST COMPANY, N.A.
                          Attention: Corporate Actions

                              BY FIRST-CLASS MAIL:
                                 P.O. Box 859208
                            Braintree, MA 02185-9208

                                  BY FACSIMILE:
                                 (781) 380-3388

                            CONFIRM BY TELEPHONE TO:
                            (781) 843-1833, EXT. 200

                      BY EXPRESS MAIL OR OVERNIGHT COURIER:
                               161 Bay State Drive
                               Braintree, MA 02184

                                    BY HAND:
                Securities Transfer and Reporting Services, Inc.
                                  c/o EquiServe
                     100 Williams Street Galleria, 3rd Floor
                               New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, July 7, 2004, unless the Offer is extended by the Fund. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of
(a) payment in full for all subscribed Shares, and (b) a properly completed and signed Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business on July 12, 2004, the third business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on July 12, 2004 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Estimated Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                                                       (continued on other side)

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                                               BROKER ASSIGNED CONTROL #________

                          LIBERTY ALL-STAR EQUITY FUND

1.  Primary             Number of Rights to be   Number of Shares pursuant to   Payment to be made in
    Subscription        exercised                Primary Subscription           connection with Shares from
                                                 requested for which you are    Primary Subscription
                                                 guaranteeing delivery of
                                                 Rights and payment

                        __________Rights =       __________Shares               $____________
                                                 (Rights DIVIDED BY by 10)

2.  Over-Subscription                            Number of Shares pursuant to   Payment to be made in
                                                 Over-Subscription requested    connection with Shares from
                                                 for which you are              Over-Subscription
                                                 guaranteeing payment

                                                 __________Shares               $____________

3.  Totals              Total Number of Rights   Total Number of Shares
                        to be Delivered          Requested

                        __________Rights =       __________Shares               $____________
                                                                                Total Payment

Method of delivery (circle one)

A.  Through Depository Trust Company ("DTC")

B. Direct to EquiServe, as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.


                            -------------------------

                            -------------------------

                            -------------------------

PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed pursuant to the Over-Subscription Privilege and you are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.

     ----------------------------------    ----------------------------------
     Name of Firm                          Authorized Signature

     ----------------------------------    ----------------------------------
     DTC Participant Number                Title

     ----------------------------------    ----------------------------------
     Address                               Name (Please Type or Print)

     ----------------------------------    ----------------------------------
     Zip Code                              Phone Number

     ----------------------------------    ----------------------------------
     Contact Name                          Date